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                                                                     EXHIBIT 3II

                                   BYLAWS OF

                              VALLEN CORPORATION
                                (the "Company")

                                   ARTICLE I

                                    Offices

     Section 1.1. Offices. The principal business office of the Company shall be at 13333 Northwest Freeway, Houston, Texas 77040. The Company may have such other business offices within or without the State of Texas as the board of directors may from time to time establish.

                                  ARTICLE II

                                 Capital Stock

     Section 2.1. Certificate Representing Shares. Shares of the capital stock of the Company shall be represented by certificates in such form or forms as the board of directors may approve, provided that such form or forms shall comply with all applicable requirements of law or of the articles of incorporation. Such certificates shall be signed by the president or a vice president, and by the secretary or an assistant secretary, of the Company and may be sealed with the seal of the Company or imprinted or otherwise marked with a facsimile of such seal. In the case of any certificate countersigned by any transfer agent or registrar, provided such countersigner is not the Company itself or an employee thereof, the signature of any or all of the foregoing officers of the Company may be represented by a printed facsimile thereof. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall cease, prior to the issuance of such certificate, to occupy the position in right of which his signature, or facsimile thereof, was so set upon such certificate, the Company may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such position as of such date of issuance; and issuance and delivery of such certificate by the Company shall constitute adoption thereof by the Company. The certificates shall be consecutively numbered, and as they are issued, a record of such issuance shall be entered in the books of the Company.

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     Stock 2.2. Stock Certificate Book and Shareholders of Record. In the
absence of a duly appointed transfer agent or registrar, the secretary of the Company shall maintain, among other records, a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Company, the number of shares held by each, the number of certificates representing such shares, the date of issue of such certificates, and whether or not such shares originate from original issue or from transfer. The names and addresses of shareholders as they appear on the stock certificate book shall be the official list of shareholders of record of the Company for all purposes. The board of directors may appoint a transfer agent or registrar to maintain the stock register and to record transfer of shares thereon. The Company shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including, but without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

     Section 2.3. Transfer of Stock. The shares represented by any certificate of the Company are transferable only on the books of the Company by the holder of record thereof or by his duly authorized attorney or legal representative upon surrender of the certificate for such shares, properly endorsed or assigned. The board of directors may make such rules and regulations concerning the issue, transfer, registration and replacement of certificates as they deem desirable or necessary.

     Section 2.4. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

     Section 2.5. Lost, Stolen or Destroyed Certificates. The Company may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the board of directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the board may direct, in order to indemnify the

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Company and its transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

     Section 2.6. Fractional Shares. Only whole shares of the stock of the Company shall be issued. In case of any transaction by reason of which a fractional share might otherwise be issued, the directors, or the officers in the exercise of powers delegated by the directors, shall take such measures consistent with the law, the articles of incorporation and these bylaws, including (for example, and not by way of limitation) the payment in cash of an amount equal to the fair value of any fractional share, as they may deem proper to avoid the issuance of any fractional share.

                                  ARTICLE III

                               The Shareholders

     Section 3.1. Annual Meeting. Commencing in the calendar year 1980, the annual meeting of the shareholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the Company, at 10:00 a.m. local time, on the second Tuesday in October of each year unless such day is a legal holiday, in which case such meeting shall be held at such hour on the first day thereafter which is not a legal holiday; or at such other place and time as may be designated by the board of directors. Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Company.

     Section 3.2. Special Meetings. Except as otherwise provided by law or by the articles of incorporation, special meetings of the shareholders may be called by the chairman of the board, the president, or the board of directors, or the holders of not less than one-tenth of all the shares having voting power at such meeting, and shall be held at the principal office of the Company or at such other place, and at such time, as may be stated in the notice calling such meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice of such meeting given in accordance with the terms of section 3.3.

     Section 3.3. Notice of Meetings -- Waiver. Written or printed notice of each meeting of shareholders, stating the place, day and hour of any meeting and, in case of a special shareholders' meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more

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than fifty days before the date of such meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid. Such further or earlier notice shall be given as may be required by law. The signing by a shareholder of a written waiver of notice of any shareholders' meeting, whether before or after the time stated in such waiver, shall be equivalent to the receiving by him of all notice required to be given with respect to such meeting. Attendance by a shareholder, whether in person or by proxy, at a shareholders' meeting shall constitute a waiver of notice of such meeting. No notice of any adjournment of any meeting shall be required.

     Section 3.4. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the board of directors of the Company may provide that the stock transfer books shall be closed for a stated period in no case to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in no case to be more than fifty days nor, in case of a meeting of shareholders, less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date of such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

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     Section 3.5. Voting List. The officer or agent having charge of the stock transfer books for shares of the Company shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to lawful inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with this section shall not affect the validity of any action taken at such meeting.

     Section 3.6. Quorum and Officers. Except as otherwise provided by law, by the articles of incorporation or by these bylaws, the holders of a majority of the shares entitled to vote and represented in person or by proxy shall constitute a quorum at a meeting of shareholders, but the shareholders present at any meeting, although representing less than a quorum, may from time to time adjourn the meeting to some other day and hour, without notice other than announcement at the meeting. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law. The chairman of the board shall preside at, and the secretary shall keep the records of, each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by any other officer authorized by these bylaws or any person appointed by the meeting.

     Section 3.7. Voting at Meetings. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders except to the extent that the articles of incorporation or the laws of the State of Texas provide otherwise.

     Section 3.8. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder, or by his duly authorized attorney-in-fact. Proxies shall be dated but need not be sealed, witnessed and acknowledged. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Proxies shall be filed with the secretary of the Company before or at the time of the meeting.

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     Section 3.9. Balloting. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. At each meeting inspectors of election may be appointed by the presiding officer of the meeting, and at any meeting for the election of directors, inspectors shall be so appointed on the demand of any shareholder present or represented by proxy and entitled to vote in such election of directors. No director or candidate for the office of director shall be appointed as such inspector. The number of votes cast by shares in the election of directors shall be recorded in the minutes.

     Section 3.10. Voting Rights, Prohibition of Cumulative Voting for Directors. Each outstanding share of common stock shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders. No shareholder shall have the right to cumulate his votes for the election of directors but each share shall be entitled to one vote in the election of each director. In the case of any contested election for any directorship, the candidate for such position receiving a plurality of the votes cast in such election shall be elected to such position.

     Section 3.11. Record of Shareholders. The Company shall keep at its principal business office, or the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     Section 3.12. Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders of the Company, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Company.

                                  ARTICLE IV

                            The Board of Directors

     Section 4.1. Number, Qualifications and Term. The business and affairs of the Company shall be managed and controlled by the board of directors; and, subject to any restrictions imposed by law, by the articles of incorporation, or by these bylaws, the board of directors may exercise all the powers of the Company. The board of directors shall consist of four

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members. Such number may be increased or decreased by amendment of these bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Directors need not be residents of Texas or shareholders of the Company absent provision to the contrary in the articles of incorporation or laws of the State of Texas. Except as otherwise provided in section 4.3. of these bylaws, each position on the board of directors shall be filled by election at the annual meeting of shareholders. Any such election shall be conducted in accordance with section 3.7. of these bylaws. Each person elected a director shall hold office, unless removed in accordance with section 4.2. of these bylaws, until the next annual meeting of the shareholders and until his successor shall have been duly elected and qualified.

     Section 4.2. Removal. Any director or the entire board of directors may be removed from office, with or without cause, at any special meeting of shareholders by the affirmative vote of a majority of the shares of the shareholders present in person or by proxy and entitled to vote at such meeting, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall have so provided, the vacancy caused by such removal may be filled at such meeting by the affirmative vote of a majority in number of the shares of the shareholders present in person or by proxy and entitled to vote.

     Section 4.3. Vacancies. Any vacancy occurring in the board of directors may be filled by the vote of a majority of the remaining directors, even if such remaining directors comprise less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any position on the board of directors to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting of the shareholders, or at a special meeting of shareholders duly called for such purpose.

     Section 4.4. Place of Meeting. Meetings of the board of directors may be held either within or without the State of Texas, at whatsoever place is specified by the officer or directors calling the meeting. In the absence of other designation, the meeting shall be held at the principal business office of the Company in the City of Houston, Texas.

     Section 4.5. Regular Meetings. Regular meetings of the board of directors shall be held immediately following each annual meeting of shareholders, at the place of such meeting, and at such other times and places as the board of directors shall determine. No notice of any kind of such regular meetings needs

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to be given to either old or new members of the board of directors.

     Section 4.6. Special Meetings. Special meetings of the board of directors shall be held at any time by call of the chairman of the board, the president, the secretary or any director. The secretary shall give notice of each special meeting to each director at his usual business or residence address by mail at least three days before the meeting or by telegraph or telephone at least one day before such meeting. Except as otherwise provided by law, by the articles of incorporation, or by these bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receiving of such notice. Attendance of a director at a meeting shall also constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 4.7. Quorum. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business and the act of not less than a majority of such quorum of the directors shall be required in order to constitute the act of the board of directors, unless the act of a greater number shall be required by law, by the articles of incorporation or by these bylaws. Any one or more directors, although less than a quorum may adjourn the meeting to some other day or hour.

     Section 4.8. Procedure at Meetings. The chairman of the board shall preside at meetings of the board of directors. In his absence at any meeting, any officer authorized by these bylaws or any member of the board selected by the members present shall preside. The secretary of the Company shall act as secretary at all meetings of the board. In his absence, the presiding officer of the meeting may designate any person to act as secretary. At meetings of the board of directors, the business shall be transacted in such order as the board may from time to time determine.

     Section 4.9. Presumption of Assent. Any director of the Company who is present at a meeting of the board of directors

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at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 4.10. Action Without a Meeting. Any action required by statute to be taken at a meeting of the directors of the Company, or which may be taken at such meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by each director entitled to vote at such meeting, and such consent shall have the same force and effect as a unanimous vote of the directors. Such signed consent, or a signed copy thereof, shall be placed in the minute book of the Company.

     Section 4.11. Compensation. Directors shall receive such compensation for their service as directors or members of the executive committee as the board of directors may by resolution approve. Any director may serve the Company in any other capacity and receive compensation therefor.

     Section 4.12. Executive Committee. The board of directors, by resolution adopted by a majority of the number of directors fixed by these bylaws, may designate an executive committee, which committee shall consist of two or more of the directors of the Company. Such executive committee may exercise such authority of the board of directors in the business and affairs of the Company as the board of directors may by resolution duly delegate to it except as prohibited by law. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law. Any member of the executive committee may be removed by the board of directors by the affirmative vote of a majority of the number of directors fixed by the bylaws whenever in the judgment of the board the best interests of the Company will be served thereby.

     The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Company.

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     Section 4.13. Other Committees of the Board of Directors. The board of directors, by resolution adopted by a majority of the number of directors fixed by the bylaws, may designate from their number such other committees as they shall from time to time deem necessary and proper. Such committees shall be composed of not less than two members and shall have and exercise such authority of the board of directors as shall by resolution be delegated to them. The designation of such other committees and the delegation of authority thereto shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

     Section 4.14. Meetings and Reports of the Committees. The committees shall meet from time to time on call of the Chairman or any two or more members thereof. Notice of each such meeting, stating the place, day and hour thereof, shall be served personally on each member of such committee, or shall be mailed, telegraphed or telephoned to his address on the books of the Company, at least twenty-four (24) hours before the meeting. No such notice need state the business proposed to be transacted at the meeting. No notice of the time or place at any meeting of such committee need be given to any member thereof who attends in person or who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice need be given of an adjourned meeting of any committee. Meetings of the committees may be held at such place or places, either within or outside of the State of Texas, as such committee shall determine, or as may be specified or fixed in the respective notices or waivers thereof. Each committee may fix its own rules of procedure. They shall keep record of their proceedings and shall report these proceedings to the board of directors at the regular meetings thereof held next after they have been taken.

                                   ARTICLE V

                                   Officers

     Section 5.1. Number. The officers of the Company shall consist of a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer; and, in addition, such other officers and assistant officers and agents as may be deemed necessary or desirable. Officers shall be elected or appointed by the board of directors. Any two or more offices may be held by the same person except that the president and secretary shall not be the same person. In its discretion, the board of directors may leave unfilled any office except those of president, treasurer and secretary.


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     Section 5.2. Election; Term; Qualification. Officers shall be chosen by the board of directors annually at the meeting of the board of directors following the annual shareholders' meeting. Each officer shall hold office until his successor has been chosen and qualified, or until his death, resignation, or removal.

     Section 5.3. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the Company shall be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

     Section 5.4. Vacancies. Any vacancy in any office for any cause may be filled by the board of directors at any meeting.

     Section 5.5. Duties. The officers of the Company shall have such powers and duties, except as modified by the board of directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the board of directors and by these bylaws.

     Section 5.6. The Chairman of the Board. The chairman of the board shall be the chief officer in charge of policy, planning and corporate development, and shall be responsible directly to the board of directors. He shall be available to consult with the president on all major decisions relating to the Company's business and affairs. He shall preside at all meetings of shareholders and directors. He may sign and execute in the name of the Company (i) all contracts or other instruments authorized by the board of directors, and (ii) all contracts or instruments in the usual and regular course of business, pursuant to section 6.2 hereof, except in cases when the signing and execution thereof shall be expressly delegated by the board or by these bylaws to some other officer or agent of the Company; and, he shall perform such other duties as the bylaws provide or the board of directors may prescribe.

     Section 5.7. The President. The president shall be the chief executive officer and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and affairs of the Company. He may sign, with the secretary or an assistant secretary, any or all certifi-
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cates of stock of the Company. He may sign and execute in the name of the
Company (i) all contracts or other instruments authorized by the board of directors, and (ii) all contracts or instruments in the usual and regular course of business, pursuant to section 6.2 hereof, except in cases when the signing and execution thereof shall be expressly delegated by the board or by these bylaws to some other officer or agent of the Company. At the request of the chairman of the board, or in his absence or disability, he shall preside at meetings of shareholders and directors. He shall, in general, have the powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be assigned to him by the board of directors.

     Section 5.8. The Vice Presidents. At the request of the president, or in his absence or disability, the vice presidents, in the order of their election, shall perform the duties of the president, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the president. Any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken. The vice presidents shall perform such other duties as may, from time to time, be assigned to them by the board of directors or the president. A vice president may sign, with the secretary or an assistant secretary, certificates of stock of the Company.

     Section 5.9. Secretary. The secretary shall keep the minutes of all meetings of the shareholders, of the board of directors, and of the executive committee, if any, of the board of directors, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law. He shall be custodian of the corporate records and of the seal (if any) of the Company and see, if the Company has a seal, that the seal of the Company is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Company as the board of directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Company during business hours; and in general shall perform all duties and exercise all powers incident to the office of the secretary and such other duties and powers as the board of directors or the president from time to time may assign to or confer on him.

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     Section 5.10. Treasurer. The treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Company. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Company. He shall furnish at meetings of the board of directors, or whenever requested, a statement of the financial condition of the Company, and shall perform such other duties as these bylaws may require or the board of directors may prescribe.

     Section 5.11. Assistant Officers. Any assistant secretary or assistant treasurer appointed by the board of directors shall have power to perform, and shall perform, all duties incumbent upon the secretary or treasurer of the Company, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these bylaws may require or the board of directors may prescribe.

     Section 5.12. Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the board of directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Company.

     Section 5.13. Bonds of Officers. The board of directors may secure the fidelity of any officer of the Company by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the board of directors.

     Section 5.14. Delegation. The board of directors may delegate temporarily the powers and duties of any officer of the Company, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Company of any of his powers and duties to any agent or employee, subject to the general supervision of such officer.

                                  ARTICLE VI

                                 Miscellaneous

     Section 6.1. Dividends. Dividends on the outstanding shares of the Company, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid by the Company in cash, in property, or in the Company's own shares, but only out of the unreserved and unrestricted earned surplus of the Company, except as otherwise allowed by law.

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     Subject to limitations upon the authority of the board of directors imposed by law or by the articles of incorporation, the declaration of and provision for payment of dividends shall be at the discretion of the board of directors.

     Section 6.2. Contracts. The chairman of the board and president shall each have the power and authority to execute, on behalf of the Company, contracts or instruments in the usual and regular course of business, and in addition, the board of directors may authorize any officer or officers, agent or agents, of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances. Unless so authorized by the board of directors or by these bylaws, no officer, agent or employee shall have any power or authority to bind the Company or any contract or engagement, or to pledge its credit or to render its pecuniarily liable for any purpose or in any amount.

     Section 6.3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by such officers or employees of the Company as shall from time to time be authorized pursuant to these bylaws or by resolution of the board of directors.

     Section 6.4. Depositories. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks or other depositories as the board of directors may from time to time designate, and upon such terms and conditions as shall be fixed by the board of directors. The board of directors may from time to time authorize the opening and maintaining within any such depository as it may designate, of general and special accounts, and may make such special rules and regulations with respect thereto as it may deem expedient.

     Section 6.5. Endorsement of Stock Certificates. Subject to the specific directions of the board of directors, any share or shares of stock issued by any corporation and owned by the Company, including reacquired shares of the Company's own stock, may, for sale or transfer, be endorsed in the name of the Company by the president or any vice president; and such endorsement may be attested or witnessed by the secretary or any assistant secretary either with or without the affixing thereto of the corporate seal.

     Section 6.6. Voting of Shares Owned by the Corporation. Unless otherwise ordered by the board of directors, the chairman of the board, the president, the secretary and the treasurer, or any of them, shall have full power and authority on behalf of the Company to attend and to vote and to grant proxies to be used at any meeting of shareholders of any corporation in which the Company may hold stock. The board of directors may confer like powers upon any other person or persons.

     Section 6.7. Corporate Seal. The corporate seal, if any, shall be in such form as the board of directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by officers of the Company.

     Section 6.8. Fiscal Year. The fiscal year of the Company shall begin and end on such dates as the board of directors at any time shall determine.

     Section 6.9. Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     Section 6.10. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     Section 6.11. Indemnification of Officers and Directors.

     (a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (c) To the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, the Company shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) The determination that an officer or director has met the applicable standard of conduct set forth in subsections (a) and (b) (unless indemnification is ordered by a court or required by subsection (c)) shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding when authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Section 6.11.

     (f) For purposes of this section 6.11, references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or who was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section 6.11, with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (g) The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (h) The Company intends that the indemnification provided hereunder shall indemnify its officers and directors to the fullest extent possible under the Texas Business Corporation Act; and if any indemnification which would otherwise be granted by this section 6.11 shall be disallowed by any competent court or administrative body as illegal, then any officer or director with respect to whom such adjudication was made, and any other officer or director, shall be indemnified to the fullest extent permitted under the Texas Business Corporation Act.

     Section 6.12. Meetings by Telephone. Subject to the provisions required or permitted by these bylaws or the laws of the State of Texas for notice of meetings, shareholders, members of the board of directors, or members of any committee designated by the board of directors may participate in and hold any meeting required or permitted under these bylaws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VII

                                  Amendments

     Section 7.1. Amendments. These bylaws may be altered, amended, or repealed, or new bylaws may be adopted, by a majority of the board of directors at any duly held meeting of directors or by the holders of a majority of the shares represented at any duly held meeting of shareholders; provided that notice of such proposed action shall have been contained in the notice of any such meeting.

                              List of Amendments

Amendment 1 -- dated October 12, 1983

Amendment 2 -- dated April 12, 1984

Amendment 3 -- dated October 11, 1988

                                  AMENDMENT 1

    Sections 4.1 and 4.3 of the bylaws of Vallen Corporation are amended to allow the Vallen Corporation Board of Directors to increase its number in the interim period between annual shareholders' meetings and to fill the vacancies created by the increase, provided that the directors may not appoint more than two new (increased) directors, in any period between shareholders' meetings. If the Board of Directors is to be increased by a number greater than two, a shareholders' meeting and election of such additional directors will be required.







Dated: October 12, 1983

                                  AMENDMENT 2

     Section 4.1 of the bylaws of Vallen Corporation is amended to state that the Board of Directors shall consist of three members.









Dated: April 12, 1984

                                  AMENDMENT 3

     RESOLVED, that Section 4.1 of the Bylaws of Vallen Corporation be amended to state that the Board of Directors shall consist of four members.









Dated:      April 22, 1985
Effective:  June 1, 1985

                                  AMENDMENT 4

     The bylaws were amended to include a new Section 6.11.

     Section 6.11. Indemnification of Officers and Directors.

     (a) The Company shall indemnify any person who was or is a named defendant or respondent or is threatened to be made a named defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal to such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (collectively, such actions, suits, proceedings, appeals, inquiries and investigations are referred to collectively as "Proceedings" and individually as "Proceeding") by reason of the fact that such person either is or was a director of the Company, or while a director of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by such person in connection with such Proceeding if it is determined that such person conducted himself in good faith, and if such conduct was in such person's official capacity as a director of the Company, in a manner he reasonably believed to be in the best interests of the Company, and, in all other cases, in a manner he reasonably believed was not opposed to the best interests of the Company and, in the case of any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful, provided that if a person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by him, the indemnification (i) shall be limited to reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. The Company shall pay or reimburse expenses incurred by a director in connection with such person's appearance as a witness or other participation in a Proceeding at a time when such person is not named defendant or respondent in such Proceeding.

     (b) The determination to be made in such subsection (a) of this Section
6.11 shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the Proceeding; or (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents to the Proceeding; or (iii) by a special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subsection (i) or
(ii), or, if such a quorum cannot be obtained and such a committee cannot be established by a majority vote of all directors; or (iv) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the Proceeding. A determination as to the reasonableness of expenses (including court costs and attorneys' fees) shall be made in the same manner as the determination that indemnification is permissible; provided, however, that if the determination required to be made under subsection (a) of this Section 6.11 is made by special legal counsel, the determination as to reasonableness of expenses shall be made in the manner specified in this subsection (b) (iii) for the selection of legal counsel.

     (c) Reasonable expenses incurred by a director in connection with a Proceeding, shall be paid by the Company in advance of the final disposition of such Proceeding and without any of the determination specified in subsection (b) of this Section 6.11 upon receipt by the Company of a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Section 6.11 and a written undertaking by or on behalf of the director to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized in this Section 6.11, which undertaking shall be an unlimited general obligation of such director and may be unsecured.

     (d) The right to indemnification conferred in this Section 6.11 shall be a contract right and shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while acting as a director and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such person. Any indemnification of or advance of expenses to a director in accordance with this Section 6.11 shall be reported in writing to the shareholders in accordance with the provisions of Article 2.02-1 of the Texas Business Corporation Act or any successor provision thereto.

     (e) The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan, against any liability asserted against and incurred by that person in such a capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify such person against such liability under this Section 6.11.

     (f) The Company intends that the indemnification provided hereunder shall indemnify its directors to the fullest extent possible under the Texas Business Corporation Act; and if any indemnification which would otherwise be granted by this Section 6.11 shall be disallowed by any competent court or administrative body as illegal, then any officer or director with respect to whom such adjudication was made, and any other officer or director, shall be indemnified to the fullest extent permitted under the Texas Business Corporation Act.

          RESOLVED, that consistent with recent changes in the Texas Business Corporation Act, the bylaws of the Company be and hereby are amended to change the phrase "fifty days" appearing in the sixth line of
          Section 3.3 and in the seventh and fourteenth lines of Section 3.4 in each instance to read "sixty days" and to change the second sentence of the first paragraph of Section 6.1 to read in its entirety as follows:

               "Dividends may be paid by the Company in cash, in property, or in the Company's own shares, but only if (i) after giving effect to such dividend the Company will not be insolvent and (ii) the amount of such dividend does not exceed the surplus of the Company, except as otherwise allowed by law."

                                  AMENDMENT 5

     RESOLVED, that Section 4.1 of the Bylaws of Vallen Corporation be amended to state that the Board of Directors shall consist of four members.











Dated:     June 23, 1994
Effective: June 23, 1994